                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OR SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         URSTADT BIDDLE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

                          MARYLAND                                                 04-2458042
          (State of incorporation or organization)                    (I.R.S. Employer Identification No.)

                      321 RAILROAD AVENUE
                  GREENWICH, CONNECTICUT 06830                                         06830
            (Address of principal executive offices)                                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

     7.5% SERIES D SENIOR CUMULATIVE
     PREFERRED STOCK, PAR VALUE $.01 PER
     SHARE (LIQUIDATION PREFERENCE $25 PER    THE NEW YORK STOCK EXCHANGE, INC.
     SHARE)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-84774

Securities to be registered pursuant to Section 12(g) of the Act: None.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This Registration Statement relates to the registration under the
Securities Exchange Act of 1934, as amended, of shares of 7.5% Series D Senior
Cumulative Preferred Stock, par value $0.01 per share (liquidation preference
$25 per share) (the "Senior D preferred stock"), of Urstadt Biddle Properties
Inc., a Maryland corporation (the "Registrant"). The description of the Series D preferred stock to be registered hereunder is set forth under the caption
"Description of Our Series D Preferred Stock" contained in the Prospectus
Supplement dated April 7, 2005, to the Prospectus dated June 12, 2002, included in the Registrant's Statement on Form S-3 (SEC File No. 333-84774), which description is incorporated by reference herein.

ITEM 2. EXHIBITS.

         The securities described herein are to be registered on the New York
Stock Exchange on which our common stock, Class A common stock and the Series C
Senior Cumulative Preferred Stock are registered. The following exhibits defining the rights of our stockholders are filed herewith or incorporated by reference, as indicated below:

1.       Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit C of Amendment No. 1 to the Registrant's Statement
         on Form S-4 (SEC File No. 333-19113)).

2.       Articles Supplementary of the Company (incorporated by reference to
         Annex A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K
         dated August 3, 1998 (SEC File No. 001-12803)).

3.       Articles Supplementary of the Company (incorporated by reference to
         Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated
         January 8, 1998 (SEC File No. 001-12803)).

4.       Articles Supplementary of the Company (incorporated by reference to
         Exhibit A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K
         dated March 12, 1998 (SEC File No. 001-12803)).

5.       Articles Supplementary of the Company (incorporated by reference to
         Exhibit 4.2 of the Registrant's Statement on Form S-3 (SEC File No.
         333-107803)).

6.       Articles Supplementary of the Company (incorporated by reference to
         Exhibit 4.1, of the Registrant's Current report on Form 8-K dated April
         11, 2005 (SEC File No. 001-12803)).

7.       Bylaws of the Company (incorporated by reference to Exhibit D of
         Amendment No. 1 to the Registrant's Registration Statement on Form S-4
         (SEC File No. 333-19113)).

8.       Amended and Restated Rights Agreement between the Company and The Bank of New York, as Rights Agent, dated as of July 31, 1998 (incorporated by reference to Exhibit 10-1 of the Registrant's Current Report on Form
         8-K dated November 5, 1998 (SEC File No. 001-12803)).

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9.       Subscription Agreement, dated January 8, 1998, by and among the Company and the Initial Purchasers (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K dated January 8, 1998 (SEC
         File No. 001-12803)).

10.      Registration Rights Agreement, dated January 8, 1998, by and among the
         Company and the Initial Purchasers (incorporated by reference to
         Exhibit 4.3 of the Registrant's Current Report on Form 8-K dated
         January 8, 1998 (SEC File No. 001-12803)).

11.      Waiver and Amendment of Registration Rights Agreement dated as of April
         16, 1999, by and among the Company and the Initial Purchasers
         (incorporated by reference to Exhibit 10.15 of the Registrant's Annual
         Report on Form 10-K for the year ended October 31, 1999 (SEC File No.
         001-12803)).

12.      Amendment to Shareholder Rights Agreement dated as of September 22,
         1999 between the Company and the Rights Agent (incorporated by reference to Exhibit 10.18 of the Registrant's Annual Report on Form
         10-K for the year eneded October 31, 1999 (SEC File No. 001-12803)).

13.      Waiver and Amendment of Registration Rights Agreement dated as of
         September 14, 2001 by and among the Company and the Initial Purchasers
         (incorporated by reference to Exhibit 10.17 of the Registrant's Annual
         Report on Form 10-K for the year ended October 31, 2001 (SEC File No.
         001-12803)).

14.      Amendment to Registration Rights Agreement dated as of December 31,
         2001 by and among the Company and the Remaining Initial Purchasers
         (incorporated by reference to Exhibit 10.22 of the Registrant's Annual
         Report on Form 10-K for the year ended October 31, 2002 (SEC File No.
         001-12803)).

15.      Registration Rights Agreement dated as of May 29, 2003 by and between the Company and Ferris, Baker Watts, Incorporated (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on
         Form S-3 (SEC File No. 333-107803).

16.      Form of global stock certificate relating to 7.5% Series D Senior
         Cumulative Preferred Stock.*

*Filed herewith.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 11, 2005

                                       URSTADT BIDDLE PROPERTIES INC.

                                       By: /s/ Willing L. Biddle
                                           ------------------------------------
                                           Willing L. Biddle
                                           President and Chief Operating Officer

                                      4

                                  EXHIBIT INDEX

EXHIBIT NO.
----------

1.       Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit C of Amendment No. 1 to the Registrant's Statement
         on Form S-4 (SEC File No. 333-19113)).

2.       Articles Supplementary of the Company (incorporated by reference to
         Annex A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K
         dated August 3, 1998 (SEC File No. 001-12803)).

3.       Articles Supplementary of the Company (incorporated by reference to
         Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated
         January 8, 1998 (SEC File No. 001-12803)).

4.       Articles Supplementary of the Company (incorporated by reference to
         Exhibit A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K
         dated March 12, 1997 (SEC File No. 001-12803)).

5.       Articles Supplementary of the Company (incorporated by reference to
         Exhibit 4.2 of the Registrant's Statement on Form S-3 (SEC File No.
         333-107803)).

6.       Articles Supplementary of the Company (incorporated by reference to
         Exhibit 4.1, of the Registrant's Current report on Form 8-K dated April
         11, 2005 (SEC File No. 001-12803)).

7.       Bylaws of the Company (incorporated by reference to Exhibit D of
         Amendment No. 1 to the Registrant's Registration Statement on Form S-4
         (SEC File No. 333-19113)).

8.       Amended and Restated Rights Agreement between the Company and The Bank of New York, as Rights Agent, dated as of July 31, 1998 (incorporated by reference to Exhibit 10-1 of the Registrant's Current Report on Form
         8-K dated November 5, 1998 (SEC File No. 001-12803)).

9.       Subscription Agreement, dated January 8, 1998, by and among the Company and the Initial Purchasers (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K dated January 8, 1998 (SEC
         File No. 001-12803)).

10.      Registration Rights Agreement, dated January 8, 1998, by and among the
         Company and the Initial Purchasers (incorporated by reference to
         Exhibit 4.3 of the Registrant's Current Report on Form 8-K dated
         January 8, 1998 (SEC File No. 001-12803)).

11.      Waiver and Amendment of Registration Rights Agreement dated as of April
         16, 1999, by and among the Company and the Initial Purchasers
         (incorporated by reference to Exhibit 10.15 of the Registrant's Annual
         Report on Form 10-K for the year ended October 31, 1999 (SEC File No.
         001-12803)).

12.      Amendment to Shareholder Rights Agreement dated as of September 22,
         1999 between the Company and the Rights Agent (incorporated by reference to Exhibit

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         10.18 of the Registrant's Annual Report on Form 10-K for the year eneded October 31, 1999 (SEC File No. 001-12803)).

13.      Waiver and Amendment of Registration Rights Agreement dated as of
         September 14, 2001 by and among the Company and the Initial Purchasers
         (incorporated by reference to Exhibit 10.17 of the Registrant's Annual
         Report on Form 10-K for the year ended October 31, 2001 (SEC File No.
         001-12803)).

14.      Amendment to Registration Rights Agreement dated as of December 31,
         2001 by and among the Company and the Remaining Initial Purchasers
         (incorporated by reference to Exhibit 10.22 of the Registrant's Annual
         Report on Form 10-K for the year ended October 31, 2002 (SEC File No.
         001-12803)).

15.      Registration Rights Agreement dated as of May 29, 2003 by and between the Company and Ferris, Baker Watts, Incorporated (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on
         Form S-3 (SEC File No. 333-107803)).

16.      Form of global stock certificate relating to 7.5% Series D Senior
         Cumulative Preferred Stock.*

 *Filed herewith.

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